EXHIBIT 4.01

SPECIMEN COMMON STOCK CERTIFICATE

[Front of Certificate]

NUMBER	SHARES

COLONIAL COMMERCIAL CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF FIVE CENTS ($.05) EACH, OF COMMON STOCK OF

COLONIAL COMMERCIAL CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the corporation (a copy of which is on file at the office of the Corporation), to which the holder of this Certificate assents by acceptance hereof. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY	PRESIDENT

[Back of Certificate]

Colonial Commercial Corp., upon request to it or to the Transfer Agent named in this Certificate, will furnish to any shareholder without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, so far as the same have been fixed, of each series of each class of preferred shares authorized to be issued in series. The Board of Directors is authorized, from time to time before issuance, to designate and fix the relative rights, preferences and limitations of other series of said preferred shares.

NOTE: Pursuant to Articles SIXTH and SEVENTH of the Company’s Certificate of Incorporation, the affirmative vote of a greater proportion of the outstanding shares of a particular class or particular classes of stock of the Company than would otherwise be required under New York law is required to (i) remove any Director (with any removal being limited to cause), (ii) authorized any amendment, modification or repeal of the Company’s by-laws by the shareholders, or (iii) amend, alter, change or repeal Articles SIXTH Or SEVENTH of the Company’s Certificate of Incorporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common
TEN EN	--	as tenants by the entireties
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)
Under Uniform Gift to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ___________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OF TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint_________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X
NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

THIS SPACE MUST NOT BE COVERED IN ANY WAY